SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 19 and 20, 2006, Rural Cellular Corporation (“RCC”) agreed to repurchase 5,500 shares of its 11 3/8% senior exchangeable preferred stock in exchange for an aggregate of 594,500 shares of its Class A common stock in negotiated transactions.

The shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended. No compensation, direct or indirect, was paid by RCC for solicitation of the exchanges. As of September 30, 2006, as adjusted for these transactions, 2,500 shares of 11 3/8% senior exchangeable preferred stock repurchased with cash on December 19, 2006, and the transactions reported in Report on Form 8-K dated November 29, 2006, RCC would have had outstanding 115,488 shares of 11 3/8% senior exchangeable preferred stock and 15,035,907 shares of Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
RURAL CELLULAR CORPORATION

                    Richard P. Ekstrand
                    Richard P. Ekstrand
                    President and Chief Executive Officer

Date: December 21, 2006